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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported) June 14, 1995



                             DUPLEX PRODUCTS INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                   1-7208                 36-2109817
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(State or other jurisdiction      (Commission             (I.R.S. Employer
      of Incorporation)             file number)        Identification Number)



      1947 Bethany Road, Sycamore, IL              60178
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(Address of principal executive offices)                     (Zip code)



Registrant's telephone number, including area code     815/895-2101
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Item 5.   Other Material Events


     The Company recently made the following news release:



     JUNE 15, 1995--Duplex Products Inc., a leading provider of business information products and services, today announced that Ben L. McSwiney, President, CEO and Director, has resigned. Mr. McSwiney is taking a position with a company in a different industry. The Board of Directors at a special meeting held yesterday, June 14, named Andrew A. Campbell as President and Director of the Company. Mr. Campbell has served as Vice President-Finance, Chief Financial Officer and Secretary of the Company since November 1994. Prior to joining Duplex, Mr. Campbell held senior financial positions in other organizations, including the General Electric Company where he was employed for 18 years. His last position at General Electric was Vice President-Finance and Chief Financial Officer of GE's Motor Group.

     At the same meeting, John C. Colman was reappointed to the Board of Directors, and will serve on its Executive Committee. Mr. Colman was a member of the Board of Directors of the Company from 1979 to 1994, when he resigned for personal reasons.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   DUPLEX PRODUCTS INC.


Date: June 16, 1995                              By: /s/Andrew A. Campbell
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                                                     Andrew A. Campbell
                                                         President